UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2017

UNITED STATES COMMODITY INDEX FUNDS TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-34833	27-1537655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Harrison Street, Suite 1530 Oakland, California 94612
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 522-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Fourth Amended and Restated Declaration of Trust and Trust Agreement of the United States Commodity Index Funds Trust was entered into on December 15, 2017 and addresses the operation of the monthly allocation convention of profits and losses for shareholders of each of the funds which are series of the United States Commodity Index Funds Trust and clarifies the application of the section 754 election, as discussed in the Prospectus for each such fund. These changes are reflected in Supplement 2 to the Prospectuses dated April 28, 2017, for each of the United States Commodity Index Fund (“USCI”), United States Agriculture Index Fund (“USAG”), and United States Copper Index Fund (“CPER”), respectively, in the updated sections entitled “Monthly Conventions for Allocations of [USCI/USAG/CPER]’s Profit and Loss and Capital Account Restatement.” and “Section 754 election,” located under “ADDITIONAL INFORMATION ABOUT [USCI/USAG/CPER], ITS INVESTMENT OBJECTIVE AND INVESTMENTS”; “U.S. Federal Income Tax Considerations”; “U.S. Shareholders”; “Tax Consequences of Ownership of Shares”; and the new section “Tax Agent” located under “ADDITIONAL INFORMATION ABOUT [USCI/USAG/CPER], ITS INVESTMENT OBJECTIVE AND INVESTMENTS,” immediately following the section entitled “Backup Withholding.”

Item 9.01. Financial Statements and Exhibits.

Exhibit 3.2	Fourth Amended and Restated Declaration of Trust and Trust Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United States Commodity Index Funds Trust

	By:	United States Commodity Funds LLC, its general partner

Date: December 15, 2017	By:	/s/ John P. Love
Name: John P. Love
Title: President (Principal Executive Officer)